Special Shareholder Meeting (unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock World Fund and its series, John Hancock Health Sciences Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposals listed below:

Proposal 1: To elect eleven Trustees as members of the Board of Trustees of John Hancock World Fund.

PROPOSAL 1 PASSED FOR ALL TRUSTEE S ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of each of the Trusts (all Trusts):

	No. of shares	% of Outstanding Shares	% of Shares Present
James R. Boyle
Affirmative	2,576,978.1483	57.942%	93.494%
Withhold	179,314.9197	4.032%	6.506%
TOTAL	2,756,293.0680	61.974%	100.000%

John G. Vrysen
Affirmative	2,575,418.4213	57.907%	93.438%
Withhold	180,874.6467	4.067%	6.562%
TOTAL	2,756,293.0680	61.974%	100.000%

James F. Carlin
Affirmative	2,560,443.2237	57.570%	92.894%
Withhold	195,849.8443	4.404%	7.106%
TOTAL	2,756,293.0680	61.974%	100.000%

William H. Cunningham
Affirmative	2,574,373.2023	57.884%	93.400%
Withhold	181,919.8657	4.090%	6.600%
TOTAL	2,756,293.0680	61.974%	100.000%

Deborah Jackson
Affirmative	2,573,279.2055	57.859%	93.360%
Withhold	183,013.8625	4.115%	6.640%
TOTAL	2,756,293.0680	61.974%	100.000%

Charles L. Ladner
Affirmative	2,574,899.0153	57.895%	93.419%
Withhold	181,394.0527	4.079%	6.581%
TOTAL	2,756,293.0680	61.974%	100.000%

Stanley Martin
Affirmative	2,572,611.6280	57.844%	93.336%
Withhold	183,681.4400	4.130%	6.664%
TOTAL	2,756,293.0680	61.974%	100.000%

Patti McGill Peterson
Affirmative	2,577,699.9145	57.958%	93.521%
Withhold	178,593.1535	4.016%	6.479%
TOTAL	2,756,293.0680	61.974%	100.000%

John A. Moore
Affirmative	2,566,416.9078	57.705%	93.111%
Withhold	189,876.1602	4.269%	6.889%
TOTAL	2,756,293.0680	61.974%	100.000%

Steven R. Pruchansky
Affirmative	2,576,961.7493	7.942%	93.494%
Withhold	179,331.3187	4.032%	6.506%
TOTAL	2,756,293.0680	61.974%	100.000%

Gregory A. Russo
Affirmative	2,571,287.7290	57.814%	93.288%
Withhold	185,005.3390	4.160%	6.712%
TOTAL	2,756,293.0680	61.974%	100.000%

Proposal 6: To revise merger approval requirements for John Hancock World Fund

PROPOSAL 6 PASSED ON APRIL 16, 2009.

6. Revision to merger approval requirements (all Trusts).

	No. of Share	% of Outstanding Shares	% of Shares Present

Affirmative	1,946,061.4581	43.756%	70.605%
Against	156,586.9325	3.521%	5.681%
Abstain	131,512.6774	2.957%	4.771%
Broker Non-Votes	522,132.0000	11.740%	18.943%
TOTAL	2,756,293.0680	61.974%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock World Fund and its series, John Hancock Health Sciences Fund, was held at 601 Congress Street, Boston, Massachusetts, for the purpose of considering and voting on the proposals listed below:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock World Fund and John Hancock Advisers, LLC.

PROPOSAL 2 PASSED ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

	No. of Shares	% of Outstanding Shares	% of Shares Present

Affirmative	830,574.7910	18.674%	57.018%
Against	50,639.0420	1.139%	3.476%
Abstain	53,348.1900	1.200%	3.662%
Broker Non-Votes	522,129.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

PROPOSALS 3A-3L PASSED ON MAY 5, 2009.

3. Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

3A. Revise: Concentration

Affirmative	819,634.5570	18.428%	56.266%
Against	53,526.0800	1.204%	3.675%
Abstain	61,400.3860	1.381%	4.215%
Broker Non-Votes	522,130.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

3C. Revise: Underwriting
Affirmative	816,693.3560	18.363%	56.065%
Against	53,146.1090	1.195%	3.648%
Abstain	64,722.5580	1.455%	4.443%
Broker Non-Votes	522,129.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

3D. Revise: Real Estate
Affirmative	817,673.7550	18.385%	56.132%
Against	55,687.5180	1.252%	3.823%
Abstain	61,197.7500	1.376%	4.201%
Broker Non-Votes	522,132.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

3E. Revise: Loans
Affirmative	814,788.1930	18.320%	55.934%
Against	58,156.1860	1.308%	3.992%
Abstain	61,616.6440	1.385%	4.230%
Broker Non-Votes	522,130.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

3F. Revise: Senior Securities
Affirmative	815,988.0920	18.347%	56.017%
Against	56,322.2230	1.266%	3.866%
Abstain	62,249.7080	1.400%	4.273%
Broker Non-Votes	522,131.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

3L. E liminate: Pledging Assets
Affirmative	808,447.0750	18.178%	55.499%
Against	61,753.3330	1.388%	4.239%
Abstain	64,357.6150	1.447%	4.418%
Broker Non-Votes	522,133.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 PASSED FOR CLASS A AND CLASS B ON MAY 5, 2009. (There was no Quorum for class C shares)

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

	No. of Shares	% of Outstanding Shares	% of Shares Present

Affirmative	1,386,621.0705	42.312%	69.655%
Against	122,965.6342	3.752%	6.177%
Abstain	93,016.0593	2.838%	4.673%
Broker Non-Votes	388,094.0000	11.842%	19.495%
TOTAL	1,990,696.7640	60.744%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

Affirmative	426,477.1589	49.075%	69.150%
Against	66,870.5529	7.695%	10.842%
Abstain	27,315.5822	3.143%	4.429%
Broker Non-Votes	96,084.0000	11.056%	15.579%
TOTAL	616,747.2940	70.969%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).

Affirmative	97,275.1540	32.287%	65.351%
Against	8,718.0000	2.894%	5.857%
Abstain	4,902.8560	1.627%	3.294%
Broker Non-Votes	37,953.0000	12.597%	25.498%
TOTAL	148,849.0100	49.405%	100.000%

Proposal 5: To adopt a manager of manager structure. PROPOSAL 5 PASSED ON MAY 5, 2009

5. Proposal adopting a manager of manager structure (All Funds except Classic Value II, International Classic Value, and Small Cap Funds).

	No. of Shares	% of Outstanding Shares	% of Shares Present
Affirmative	804,333.0670	18.085%	55.216%
Against	66,161.8420	1.488%	4.542%
Abstain	64,066.1140	1.440%	4.398%
Broker Non-Votes	522,130.0000	11.740%	35.844%
TOTAL	1,456,691.0230	32.753%	100.000%